UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 24, 2016
(Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, the Board of Directors (the “Board”) of Digirad Corporation (the “Company”), considered and approved, at the recommendation of the Compensation Committee of the Board, discretionary cash bonuses to Matt Molchan, the Company’s President and Chief Executive Officer and a member of the Board; Jeff Keyes, the Company’s Chief Financial Officer and Corporate Secretary; and Virgil Lott, the Company’s President, Diagnostic Imaging. Mr. Molchan was granted a bonus of $40,000, Mr. Keyes was granted a bonus of $35,000, and Mr. Lott was granted a bonus of $35,000. Each of these bonuses was granted in recognition of the officer’s extraordinary service to the Company in connection with the acquisition of Project Rendezvous Holding Corporation (the “Transaction”) and/or in recognition of the officer’s significant contributions and achievements throughout the 2015 fiscal year. Project Rendezvous Holding Corporation is the ultimate parent of DMS Health Technologies, Inc., a provider of mobile healthcare solutions and related sales and services to small and regional hospitals throughout the United States, with a large concentration in the upper Midwest region. As previously reported on our Current Report on Form 8-K, filed on January 7, 2016, the Transaction and the related financing with Wells Fargo Bank closed on January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    February 29, 2016